UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 24, 2025

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038

(Address of principal executive offices)

(317) 855-9926

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On April 24, 2025, American Resources Corporation (or the “Company”) received a letter from the Nasdaq Stock Market indicating that the company’s Form 10-K for the fiscal year ended December 31, 2024 has not been timely filed according to Nasdaq’s Listing Rules.

The notification of noncompliance has no immediate effect on the listing or trading of the Company’s stock on the Nasdaq Capital Market. Under the Listing Rules, the Company has 60 days to file a plan to file its 10-K and then 180 days post acceptance of the plan to file at which point the Company will regain compliance with the listing requirements and the common stock will continue to be eligible for listing on the Nasdaq Capital Market.

The Company continues to work with its Independent Audit Firm and plans to file the required 10-K eminently. Additionally, the upcoming required March 31, 2025 Form 10Q will be filed expeditiously.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
99.1	Notification Letter from Nasdaq dated February 24, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: April 30, 2025	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

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